EXHIBIT 10.107

ADDENDUM NO. 1 TO LEASE

WHEREAS a Shopping Center Lease Agreement was entered into on June 13, 2018, by and between SML FL Holdings LLC as the original Lessor and Hemispherx Biopharma, Inc. now AIM ImmunoTech Inc., as Lessee (hereinafter “Lease”), for that portion of the property located in the County/parish of Marion, State of Florida, more particularly described as: 2117 SW Highway 484, Ocala, FL 34473 (hereinafter “Premises”).

WHEREAS the current Lessor, Premier Investment Partners, LLC (hereinafter “Lessor”) successor to interest as of September 12, 2019.

WHEREAS the Lease is set to expire as of June 30, 2024.

WHEREAS Lessee desires a three (3) year extension to the terms of the Lease, and Lessor desires to grant such extension.

NOW THEREFORE, for and in consideration of the mutual promises and terms set forth herein, the sufficiency of which is hereby acknowledged by Lessee and Lessor, the Lease is amended as follows:

1.	The term of the Lease shall be extended to June 30, 2027.
2.	Effective July 1, 2024, the Base Lease Rate shall be as follows:
Dates	Monthly	Annually	PSF
07/01/2024-06/30/2025	$3,600.00	$43,200.00	$12.00
07/01/2025-06/30/2026	$3,744.00	$44,928.00	$12.48
07/01/2026-06/30/2027	$3,893.76	$46,725.12	$12.98

Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect. This addendum may be executed in counterparts.

Executed as of the last date set forth below.

Witness:	Lessee: AIM ImmunoTech, Inc.

/s/: Jodie Pelz	/s/: Thomas K Equels	3/14/2024
Name: Jodie Pelz	Thomas K Equels, CEO	Date
Printed Name & Title

Witness:	Lessor: Premier Investment Partners, LLC

/s/: Julia Gauntt	/s/: Maged Ayad	3/15/2024
Name: Julia Gauntt	Dr. Maged Ayad	Date
Managing Member

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